UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2013

Your Event, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-53164

Nevada	26-1375322
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1601 Pacific Coast Highway Suite 250, Hermosa Beach, CA	90254
(Address of principal executive offices)	(Zip Code)

310-698-0728

(Registrant’s telephone number, including area code)

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 - Other Events.

On November 1, 2013, Your Event, Inc. (the “Company”) entered into a five month management consulting agreement (the “Agreement”) with Marinex Media, Inc. ("Consultant") New York, NY. The Agreement has a term of five months, ending on April 30, 2014. In the event that the Consultant commits any material breach or violation of the provisions of the Agreement, then, the Company will have the right to terminate this Agreement at any time during the Term.

Under terms of the Agreement, Marinex will, among other things, augment and assist the Company with its public relations programs with the general objective of expanding awareness of the Company and its products. Marinex will: (a) be responsible for the Company’s communications strategy to current and potential stockholders; (b) serve as advisor to Company management and primary point of contact for media and stockholder relations; and (c) provide management and guidance for Company market and investor awareness initiatives.

Company agreed to pay the Consultant an all-inclusive consultant services fee (cash compensation) of twenty thousand U.S. dollars ($20,000).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Your Event, Inc. Registrant

Date: November 6, 2013	/s/ Takahito Yasuki
Name: Takahito Yasuki Title: CEO, CFO and Director